UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EXTREME NETWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	77-0430270
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2121 RDU Center Drive, Suite 300 Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

The undersigned registrant hereby amends the Registration Statement on Form 8-A filed by the registrant with the Securities and Exchange Commission on May 18, 2021 as set forth below:

Item 1. Description of Registrant’s Securities to be Registered.

On August 23, 2023, the Board of Directors of Extreme Networks, Inc. (the “Company”), effective as of August 24, 2023, approved an amendment (the “First Amendment”) to the Amended and Restated Tax Benefit Preservation Plan, dated as of May 17, 2021, between the Company and Computershare Inc., as Rights Agent (as may be amended from time to time, the “Restated Tax Plan”). The First Amendment amended the Restated Tax Plan by accelerating the expiration of the Company’s preferred share purchase rights (the “Rights”) by amending the definition of “Final Expiration Date” to mean the close of business on August 24, 2023. Accordingly, the Rights which were previously dividended to holders of record of the common stock, par value $0.001 per share, of the Company shall expire on the close of business on August 24, 2023 and no person shall have any rights pursuant to the Restated Tax Plan or the Rights.

The foregoing description of the First Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the (i) First Amendment, which is incorporated herein by reference, and (ii) the Restated Tax Plan, which was filed as Exhibit 4.1(b) to the Company’s Annual Report for the fiscal year ended June 30, 2023 on Form 10-K filed on August 24, 2023, and is incorporated herein by reference.

Item 2. Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
4.1(a)

Amended and Restated Tax Benefit Preservation Plan, dated as of May 17, 2021 between Extreme Networks, Inc. and Computershare Inc., which includes the Form of Right Certificate as Exhibit A (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on May 18, 2021 of Extreme Networks, Inc.).

4.1(b)

First Amendment to the Amended and Restated Tax Benefit Preservation Plan, dated as of August 24, 2023, between Extreme Networks, Inc. and Computershare Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1(b) of the Annual Report on Form 10-K filed on August 24, 2023 of Extreme Networks, Inc.).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Extreme Networks, Inc.

Date:	August 24, 2023	By: /s/ Katayoun (“Katy”) Motiey
Katayoun (“Katy”) Motiey
Chief Legal, Administrative and Sustainability Officer